Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Star Wealth Group, Inc.. (the “Company”) on Form 10-K for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bum Chul Kim, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 16, 2018

/s/ Bum Chul Kim
Bum Chul Kim
President and CEO (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)